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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  March 8, 2002



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)




                    849 E Stanley Blvd, Livermore, CA. 94550
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 373-0374 not applicable
          (Former name or former address, if changed since last report)


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Sparta Surgical Corporation

Form 8-K


ITEM 5 - OTHER EVENTS
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On February  21,  2002,  the Company  disclosed  it received a five days advance notice of demand of payment of approximately $640,000 from Thomas F. Reiner Sr., ("Reiner") the Company's Chairman and CEO, under those certain Security Agreements and Promissory Notes ("Notes") entered into with Reiner pursuant to the May 23, 1997 Working Capital Credit Facility Agreement, and as amended on August 2, 2001 ("Reiner Loans"). The Security Agreements and Notes are secured by a first position security interest in all of the Company's assets in favor of Reiner. The Company's operations continue to be cash flow negative and it further lacks any working capital to pay off the Reiner Loans. The Company is continually downsizing its operation by further consolidating various positions, including sales, marketing and accounting departments. In addition, to further reduce operating expenses, at the sole option of Reiner, the Company has not paid a salary to him since July 2001. In order to continue the Company's operations, it will be necessary to obtain additional working capital as soon as possible. On February 28, 2002, the Company was served with a Complaint filed by Reiner, Case#20204/802 in the Superior Court of California, County of Almeda, for default under the Notes and Security Agreements pursuant to a judicial foreclosure. If the Company is unsuccessful in finalizing financing to repay the Reiner Loans, the Company will lose all of its assets to Reiner.

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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date: March 8, 2002
                                         By  /s/     Thomas F. Reiner
                                         ---------------------------------------
                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer